Exhibit (24)

TRANSCONTINENTAL GAS PIPE LINE CORPORATION

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each of the undersigned individuals, in their capacity as a director or officer, or both, as hereinafter set forth below their signature, of TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation (“Transco”), does hereby constitute and appoint RICHARD D. RODEKOHR AND JEFFREY P. HEINRICHS their true and lawful attorneys and each of them (with full power to act without the other) their true and lawful attorneys for them and in their name and in their capacity as a director or officer, or both, of Transco, as hereinafter set forth below their signature, to sign Transco’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003, and any and all amendments thereto or all instruments necessary or incidental in connection therewith; and

          THAT the undersigned Transco does hereby constitute and appoint RICHARD D. RODEKOHR AND JEFFREY P. HEINRICHS its true and lawful attorneys and each of them (with full power to act without the other) its true and lawful attorney for it and in its name and on its behalf to sign said Form 10-K and any and all amendments thereto and any and all instruments necessary or incidental in connection therewith.

          Each of said attorneys shall have full power of substitution and resubstitution, and said attorneys or any of them or any substitute appointed by any of them hereunder shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully to all intents and purposes as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys or any of them or of any such substitute pursuant hereto.

          IN WITNESS WHEREOF, the undersigned have executed this instrument, all as of the 12th day of February, 2004.

/s/ J. Douglas Whisenant	/s/ Richard D. Rodekohr

J. Douglas Whisenant	Richard D. Rodekohr
President, Chief Executive	Vice President and
Officer, and Director	Treasurer
(Principal Executive Officer)	(Principal Financial Officer)

/s/ Jeffrey P. Heinrichs

Jeffrey P. Heinrichs
Controller
(Principal Accounting Officer)

Exhibit (24)

/s/ Steven J. Malcolm	/s/ Frank J. Ferazzi

Steven J. Malcolm	Frank J. Ferazzi
Director	Director

TRANSCONTINENTAL GAS PIPE LINE CORPORATION

By	/s/ Richard D. Rodekohr

Richard D. Rodekohr
Vice President and
Treasurer

ATTEST:

/s/ Brian K. Shore

Brian K. Shore
Secretary

Exhibit (24)

TRANSCONTINENTAL GAS PIPE LINE CORPORATION

          I, the undersigned, Brian K. Shore, Secretary of TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware company (hereinafter called the “Company”), do hereby certify that pursuant to Section 141(f) of the General Corporation Law of Delaware, the Board of Directors of this Corporation unanimously consented, as of February 12, 2004, to the following:

RESOLVED that the Chairman of the Board, the President or any Vice President of the Company be, and each of them hereby is, authorized and empowered to execute a Power of Attorney for use in connection with the execution and filing, for and on behalf of the Company, under the Securities Exchange Act of 1934, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

          I further certify that the foregoing resolution has not been modified, revoked or rescinded and is in full force and effect.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of TRANSCONTINENTAL GAS PIPE LINE CORPORATION this 12th day of February, 2004.

/s/ Brian K. Shore

Brian K. Shore
Secretary

[CORPORATE SEAL]